UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2013

Commission File Number:  000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
37-1454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 14, 2013 and March 15, 2013, Park City Group, Inc. (the "Company") sold 470,281 shares of its Common Stock to certain directors of Company (the "Directors") in a private transaction for $3.60 per share (the "Shares"). The Directors were also issued warrants to purchase an aggregate of 155,190 shares of Common Stock ("Warrants"), exercisable for $3.60 per share. The Warrants have a term of five years from the date of issuance, and expire, if not previously exercised, on March 14, 2018 and March 15, 2018, respectively. The issuance of the Shares resulted in net proceeds to the Company of $1,693,012. The net proceeds from the issuance of the Shares are expected to be used to finance the redemption of the Company's Series A Convertible Preferred Stock, as more particularly described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2013.

The Shares were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the Directors are "accredited investor" as defined in Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   March 18, 2013
By:	/s/ Randy K. Fields

Name: Randy K. Fields
Title: Chief Executive Officer